CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-2 of our report dated January 18, 2022, relating to the financial statement of RiverNorth Managed Duration Municipal Income Fund II, Inc. (the “Fund”), as of January 11, 2022, and to the reference to our firm under the heading “Fund Service Providers” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 10, 2022